Exhibit 5.1

September 21, 2009

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Re: Registration Statement on Form S-3 of Sterling Financial Corporation

Ladies and Gentlemen:

We have acted as counsel to Sterling Financial Corporation (“Sterling”) in connection with the Registration Statement on Form S-3, File Number 333-160701 (the “Registration Statement”), filed by Sterling with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) shares of Sterling’s common stock, $1.00 par value per share (the “Common Stock”); (ii) shares of Sterling’s Preferred Stock, $1.00 par value per share (the “Preferred Stock”); (iii) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) and Debt Securities (the “Debt Security Warrants” and, together with the Common Stock Warrants and the Preferred Stock Warrants, the “Securities Warrants”); (v) fractional interests in Preferred Stock represented by depositary shares (the “Depositary Shares”); (vi) Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of Securities Warrants (defined below); (ix) purchase contracts (the “Purchase Contracts”); (x) units, which are two or more other Securities, in any combination (the “Units”); and (xi) such indeterminate amount of other Securities (as defined below) as may be issued in an exchange for or upon conversion of, as the case may be, the Securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts and Units are referred to collectively as the “Securities.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

For purposes of this opinion letter, we have examined the Registration Statement, Sterling’s Restated Articles of Incorporation and Bylaws, and copies of such other agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Common Stock and the Preferred Stock will be when issued, properly signed by authorized officers of Sterling or their agents. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities.

Sterling has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, Sterling will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor Sterling’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume Sterling will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of Sterling to be offered from time to time will have been duly authorized and established by proper action of the board of directors of Sterling or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and/or the applicable prospectus supplement and in accordance with Sterling’s Restated Articles of Incorporation, Sterling’s Bylaws and applicable Washington corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on Sterling or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have become effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities, as supplemented by any supplemental indentures thereto (as so amended, restated or supplemented, the “Indenture”) that is qualified under the Trust Indenture Act of 1939, as amended; (iv) prior to any issuance of Preferred Stock or Depositary Shares, appropriate Articles of Amendment designating the terms, rights or preferences of such Preferred Stock or Depository Shares, as applicable, will be accepted for record by the Secretary of State of the State of Washington; (v) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between Sterling and the financial institution or other party identified therein as a depositary; (vi) any Purchase Contracts will be issued under one or more agreements, each to be between Sterling and a financial institution or other party identified therein; (vii) any Warrants will be issued under one or more warrant agreements, each to be between Sterling and a financial institution or other party identified therein as warrant agent; (viii) any Units will be issued under one or more unit agreements, each to be between Sterling and a financial institution or other party identified therein as unit agent; (ix) if being sold by the issuer thereof, the Securities will be delivered upon payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (x) Sterling will remain a Washington corporation.

To the extent that the obligations of Sterling with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion: (i) that the other party under the Indenture for any Debt Securities, under the warrant agreement for any Warrants, under the purchase contract agreement for any Purchase Contracts, under the deposit agreement for any Depositary Shares or under the unit agreement for any Units, namely, the trustee, the warrant agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, purchase contract agreement, deposit agreement or unit agreement, as applicable; (ii) that such indenture, warrant agreement, purchase contract agreement, deposit agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (iii) that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, purchase contract agreement, deposit agreement or unit agreement, as applicable, with all applicable laws and regulations; and (iv) that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, purchase contract agreement, deposit agreement or unit agreement, as applicable.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed below is also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, materiality and public policy (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), and are further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(1) The Common Stock (including any Common Stock that is duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants or Purchase Contracts and receipt by Sterling of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of Sterling of certificates therefor, will be validly issued, fully paid and nonassessable.

(2) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that is duly issued upon the exercise of Warrants or Purchase Contracts and receipt by Sterling of any additional consideration payable upon such exercise) will be validly issued, fully paid and nonassessable.

(3) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Purchase Contracts), upon due execution and delivery of the Indenture relating thereto on behalf of Sterling and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of Sterling in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of Sterling.

(4) The Warrants, upon due execution, countersignature, issuance and delivery of a warrant agreement relating thereto on behalf of Sterling and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of Sterling, will constitute valid and binding obligations of Sterling.

(5) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(6) The Purchase Contracts, upon due execution, countersignature and delivery of an agreement relating thereto on behalf of Sterling and the agent identified therein, and upon due execution and delivery of one or more certificates bearing such terms on behalf of Sterling, will constitute valid and binding obligations of Sterling.

(7) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of Sterling, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants) or purchase contract agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of Sterling.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Witherspoon, Kelley, Davenport & Toole